Exhibit 4.2.1

JOINDER dated as of November 4, 2010 (this “Joinder”), to the Registration Rights Agreement dated as of October 27, 2010 (the “Registration Rights Agreement”) among Sabra Health Care REIT, Inc., Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sun Healthcare Group, Inc., the Closing Date Subsidiary Guarantors identified therein and Banc of America Securities LLC, in its individual capacity and as Representative for the other Initial Purchasers.

A. Reference is made to the Registration Rights Agreement.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Rights Agreement.

C. Each of Sabra, Old Sun, the Issuers and the Closing Date Subsidiary Guarantors have entered into the Registration Rights Agreement in order to induce the Initial Purchasers to purchase the Initial Securities, all as set forth in more detail in the Registration Rights Agreement. As a condition to the Representative entering into the Registration Rights Agreement on behalf of itself and as the Representative of the several Initial Purchasers, and thereby agreeing to purchase the Initial Securities on the terms set forth in the Purchase Agreement, it required the other parties to the Registration Rights Agreement to provide certain representations and warranties and to make certain other covenants and agreements. At the time of the entering into of the Registration Rights Agreement, it was also contemplated that any Subsequent Subsidiary Guarantor would become party to the Registration Rights Agreement on or prior to the Escrow Release Date and execute a Supplemental Indenture to the Indenture as a condition to the proceeds of the Initial Securities being released by the Escrow Agent. Section 12(e) of the Registration Rights Agreement provides that any Subsequent Subsidiary Guarantor will become a "Guarantor" for purposes of the Registration Rights Agreement by execution and delivery of an instrument in the form of this Joinder. The undersigned Subsequent Subsidiary Guarantor (the “New Guarantor”) is executing this Joinder to become a Guarantor under the Registration Rights Agreement as consideration for the prior issuance of the Initial Securities under the Purchase Agreement and is concurrently executing a Supplemental Indenture to the Indenture in satisfaction of a condition to the release of the Escrowed Funds (as defined in the Purchase Agreement).

Accordingly, the Representative and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 12(e) of the Registration Rights Agreement, the New Guarantor by its signature below becomes a Guarantor for all purposes of the Registration Rights with the same force and effect as if originally named therein (with due acknowledgment of the fact that the joinder of such New Guarantor to the Registration Rights Agreement shall only become effective as of the date hereof) and the New Guarantor hereby agrees to all the terms and provisions of the Registration Rights Agreement applicable to it as a Guarantor thereunder, including, for the avoidance of doubt, the provisions of Section 8 of the Registration Rights Agreement. The Registration Rights Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to, and agrees with, the Representative, on behalf of itself and as the Representative of the several Initial Purchasers, on and as of the date hereof that:

(a) this Joinder has been duly authorized, executed and delivered by such New Guarantor;

(e) The execution, delivery and performance of this Joinder by the New Guarantor and the consummation of the transactions contemplated hereby and by the Registration Rights Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the New Guarantor) (A) the charter, partnership agreement or bylaws, as the case may be, of the New Guarantor, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the New Guarantor is a party or by which any of its properties may be bound or affected, (C) any Federal, state, local or foreign law, regulation or rule, including any such law, rule or regulation applicable to the health care industry as they apply to the businesses of the New Guarantor (collectively “Applicable Laws”), (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including the rules and regulations of FINRA) or (E) any decree, judgment or order applicable to the New Guarantor or any of its properties, other than in the case of clause (B) for such breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3. This Joinder may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterparty of a signature page to this Joinder by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 4. Except as expressly supplemented hereby, the Purchase Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 6. The invalidity or unenforceability of any section, paragraph or provision of this Joinder shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Joinder is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 12(e) of the Registration Rights Agreement.

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IN WITNESS WHEREOF, the New Guarantor and the Representative have duly executed this Joinder to the Registration Rights Agreement as of the day and year first above written.

Orchard Ridge Nursing Center LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

New Hampshire Holdings LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Oakhurst Manor Nursing Center LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Sunset Point Nursing Center LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

[Signature Page to Joinder to Registration Rights Agreement]

Connecticut Holdings I LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

West Bay Nursing Center LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

HHC 1998-I Trust, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Northwest Holdings I LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

[Signature Page to Joinder to Registration Rights Agreement]

395 Harding Street, LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

1104 Wesley Avenue, LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Kentucky Holdings I, LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Sabra Lake Drive, LLC (fka Peak Medical Oklahoma Holdings-Lake Drive, Inc.), as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

[Signature Page to Joinder to Registration Rights Agreement]

Bay Tree Nursing Center LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Sabra Health Care Holdings III, LLC, as a New Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Secretary

Sabra Health Care Holdings IV, LLC, as a New Guarantor

By:
Name: Harold W. Andrews, Jr.
Title: Secretary

Sabra Idaho, LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

[Signature Page to Joinder to Registration Rights Agreement]

Bay Tree Nursing Center LLC, as a New Guarantor

By:
Name: Mike Berg
Title: Secretary

Sabra Health Care Holdings III, LLC, as a New Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Secretary

Sabra Health Care Holdings IV, LLC, as a New Guarantor

By:	/s/ Harold W. Andrews, Jr.
Name: Harold W. Andrews, Jr.
Title: Secretary

Sabra Idaho, LLC, as a New Guarantor

By:
Name: Mike Berg
Title: Secretary

[Signature Page to Joinder to Registration Rights Agreement]

Sabra California II, LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Sabra New Mexico, LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Sabra Connecticut II, LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Sabra Ohio, LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

[Signature Page to Joinder to Registration Rights Agreement]

Sabra Kentucky, LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Sabra NC, LLC, as a New Guarantor

By:	/s/ Mike Berg
Name: Mike Berg
Title: Secretary

[Signature Page to Joinder to Registration Rights Agreement]

BANC OF AMERICA SECURITIES LLC as the Representative

By:		Banc of America Securities LLC

	By:	/s/ Sarang Gadkari
Name: Sarang Gadkari
Title: Managing Director

[Signature Page to Joinder to Registration Rights Agreement]